Exhibit 99.2

Certain Remarks of Fred B. Parks

Urologix, Inc. Teleconference

August 16, 2006

•	Turning to the details of the quarter just completed, 99% of the revenue was derived in the United States.

•	97% of the revenue [for the quarter] was produced from catheter sales.

•	Catheter prices again declined a few percent in Q4.

•	Our sales team sold 12 control units [in the quarter], one of which was the first CoolWave in Long Beach, California.

•	We developed 57 new accounts [in the quarter], with 45 of these originating within our mobile service.